As filed with the Securities and Exchange Commission on August 8, 1997
                        Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                      FLORIDA                             59-2335075
             (State or other jurisdiction of (I.R.S.Employer Identification No) incorporation or organization)



           4400 CONGRESS AVENUE
         WEST PALM BEACH, FLORIDA                        33407
 (Address of Principal Executive Offices)              (Zip Code)



                Republic Security Financial Corporation Director
                       and Officer Purchase Rights Plans

                                 RUDY E. SCHUPP
                              4400 CONGRESS AVENUE
                         WEST PALM BEACH, FLORIDA 33407
                                 (561) 840-1200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   COPIES TO:

                             John S. Fletcher, Esq.
                           Morgan, Lewis & Bockius LLP
                        5300 First Union Financial Center
                          200 South Biscayne Boulevard
                              Miami, Florida 33131
                                 (305) 579-0432


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                         Calculation of Registration Fee
===========================  ==========================  ==========================  ==========================  ===================
Title of each class of                                   Proposed maximum offering   Proposed maximum            Amount of
securities to be registered  Amount to be registered     price per unit (1)          aggregate offering price    registration fee
===========================  ==========================  ==========================  ==========================  ===================
  Common Stock, par value    1,031,883                             $8.406                    $8,675,000                  $1,735.00
      $.01 per share
===========================  ==========================  ==========================  ==========================  ===================

(1) Calculated solely for the purpose of this offering under Rule 457(c) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Republic Security Financial Corporation on August 4, 1997, as reported by the NASDAQ National Market.

F:\DOCS\S-8\S8OLD.WPD

         This Registration Statement on Form S-8 (the "Registration Statement") filed by Republic Security Financial Corporation (the "Registrant") relates to 1,031,883 shares (the "Shares") of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), issuable upon the exercise of certain options and warrants (the "Rights") granted under the Republic Security Financial Corporation Director and Officer Purchase Rights Plans (the "Plans"). The Plans consist of various incentive plans and compensation contracts between the Selling Stockholders described in the Prospectus contained herein and the Registrant and/or its subsidiaries or predecessors.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

F:\DOCS\S-8\S8OLD.WPD
                                       I-1

Prospectus

                                1,031,883 Shares

                     REPUBLIC SECURITY FINANCIAL CORPORATION

                                  Common Stock
                               ------------------


         This Prospectus relates to the offer and sale of up to 1,031,883 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of Republic Security Financial Corporation (the "Company"). All of the Common Stock offered hereby may be sold from time to time by and for the accounts of the selling stockholders named in this Prospectus or in a supplement to this Prospectus (the "Selling Stockholders"). See "Selling Stockholders." The Common Stock offered hereby will be purchased by the Selling Stockholders upon the exercise of certain options and warrants (the "Rights") granted under the Republic Security Financial Corporation Director and Officer Purchase Rights Plans (the "Plans"). The Plans consist of various incentive plans and compensation contracts between the Selling Stockholders and the Company and/or its subsidiaries or predecessors. The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distribution." The Company will receive none of the proceeds from such sales. The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

         The Selling Stockholders and any broker-dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, disclosing among other things the names of such broker-dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares. The Common Stock of the Company is listed on the NASDAQ National Market ("NASDAQ") (Symbol: RSFC). On August 4, 1997, the closing price of the Common Stock was $8.50 per share.

The shares offered hereby involve a high degree of risk. See "RISK FACTORS" commencing on page P-3.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


      THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                         OR ANY OTHER GOVERNMENT AGENCY.

                  The date of this Prospectus is August 8, 1997

F:\DOCS\S-8\S8OLD.WPD
                                       P-1

         No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling
Stockholder. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

         A registration statement on Form S-8 in respect of the Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, under the Securities Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.


                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Additionally, such reports and proxy statements can be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference into this Prospectus:

     (a) Annual Report on Form 10-K, filed with the Commission on March 19, 1997, for the fiscal year ended December 31, 1996;

     (b) Current Report on Form 8-K, filed with the Commission on January 13, 1997;

     (c) Current Report on Form 8-K, filed with the Commission on July 10, 1997.

     (d) Quarterly Report on Form 10-Q filed with the Commission on April 14, 1997, for the quarter ended March 31, 1997;

     (e) Amended Quarterly Report on Form 10-Q/A filed with the Commission on May 23, 1997, for the quarter ended March 31, 1997; and

     (f) The description of the Common Stock of the Registrant set forth in the "Description of Securities" included in the Registration Statement on Form S-1 (No. 33-62847) filed with the Commission and declared effective on November 6, 1995.

F:\DOCS\S-8\S8OLD.WPD
                                       P-2

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to the attention of the Secretary of Republic Security Financial Corporation, 4400 Congress Avenue, West Palm Beach, Florida 33407, telephone: (561) 840-7841.


                                   THE COMPANY

         The Company is a commercial bank holding company, headquartered in West Palm Beach, Florida. Its principal business is the operation of Republic Security Bank, a Florida commercial bank (the "Bank"). As of June 30, 1997, the Company had consolidated assets of $625 million, deposits of $488 million and shareholders' equity of $65 million.

         The Bank. The Bank commenced operations on November 19, 1984 as a stock savings bank. On November 8, 1995, it converted its charter from a federal savings bank to a state chartered commercial bank. The Bank is a member of the Federal Reserve Bank (the "FRB") and the Federal Home Loan Bank System (the "FHLB"), and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to applicable limits.

         On June 30, 1997, the Bank combined with Family Bank, a Florida bank ("Family"), pursuant to an Agreement and Plan of Merger, providing for the merger of Family with and into the Bank (the "Merger").

         As of the date hereof, the Bank has 17 full-service branches, nine of which are located in Palm Beach County, seven in Broward County and one in Dade County, Florida. The Bank's main business activities are attracting deposits, originating loans, making investments and servicing loans for the Bank and for others. The Bank's loan portfolio is primarily comprised of residential and commercial real estate loans, business loans and consumer loans, including automobile loans. At June 30, 1997, the Bank's loan portfolio was composed of 10% commercial purpose loans, 32% commercial real estate loans, 45% residential real estate loans and 13% consumer loans. Earnings depend primarily upon the difference between interest received on loans and investments and interest paid on the Bank's deposit base and borrowing.

         On July 26, 1995, as a consequence of the Bank's conversion to a commercial bank charter, the Company changed its fiscal year-end from March 31 to December 31.

         The address of the Company's principal executive offices is 4400 Congress Avenue, West Palm Beach, Florida 33407 and its telephone number is
(561) 840-1200.


                                  RISK FACTORS

     Change in Composition of Loan Portfolio. As a result of the Merger, the composition of the loan portfolio of the Bank is different from that of the respective loan portfolios of the Bank (before the Merger) and Family. At March

F:\DOCS\S-8\S8OLD.WPD
                                       P-3

31, 1997, the Bank's loan portfolio was composed of 10% commercial purpose loans, 24% commercial real estate loans, 48% residential real estate loans and 18% consumer loans. At February 28, 1997, Family's loan portfolio was composed of 9% commercial purpose loans, 50% commercial real estate loans, 32% residential real estate loans and 9% consumer loans. After the Merger, the Bank's loan portfolio is composed of 10% commercial purpose loans, 32% commercial real estate loans, 45% residential real estate loans and 13% consumer loans. Commercial and consumer loans are generally considered to carry different and significantly greater risks than residential mortgage loans. Thus, as a result of the Merger, the Bank's loan portfolio may carry more risk than the loan portfolio of the Bank before the Merger. Although the redistribution of the loan composition is consistent with the Bank's operating strategy and will allow the Bank to be comparable to its bank peer group, there are no assurances that the Bank will be able to generate sufficient loan volume in the commercial and consumer area to maintain its portfolios of consumer and commercial loans at their current level or to increase such portfolios.

         Allowance for Loan Losses. Industry experience indicates that a portion of the loans of the Bank will become delinquent and a portion of the loans will require partial or entire charge off. Regardless of the underwriting criteria utilized by the Bank or its predecessors, losses may be experienced as a result of various factors beyond the Bank's control, including, among others, changes in market conditions affecting the value of security and problems affecting the credit of the borrower. Due to the concentration of loans in South Florida, adverse economic conditions in that area could result in a decrease in the value of a significant portion of the Bank's collateral. There can be no assurance that the Bank will not experience significant losses in its loan portfolios which may require significant additions to the loan loss reserves.

         Intense   Competition  in  the  Market  Areas  of  the  Bank.  Vigorous
competition exists in all areas where the Bank presently engages in business. The Bank faces intense competition in its market areas from major banking and financial institutions, including many which have substantially greater resources, name recognition and market presence than the Bank. Other banks, many of which have higher legal lending limits, actively compete for loans, deposits and other services which the Bank offers. Competitors of the Bank include commercial banks, savings banks, savings and loan associations, insurance companies, finance companies, credit unions and mortgage companies. Trends toward the consolidation of the banking industry may make it more difficult for smaller banks, such as the Bank, to compete with large national and regional banking institutions.

         Effect of Interest Rates. The operations of the Bank, and of commercial banks in general, are significantly influenced by general economic conditions, by the related monetary and fiscal policies of the federal government and, in particular, the FDIC and the FRB. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market rates of interest. Lending activities are affected by the demand for commercial and residential mortgage financing and for other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by other factors affecting the supply of office space and housing and the availability of funds.

         Increases in the level of interest rates may reduce loan demand, and thereby the amount of loans that can be originated by the Bank and, similarly, the amount of loan and commitment fees, as well as the value of the investment securities and other interest-earning assets of the Bank. Moreover, volatility in interest rates can result in disintermediation, which is the flow of funds away from banks into direct investments, such as corporate securities and other investment vehicles which, because of the absence of federal deposit insurance, generally pay higher rates of return than banks, or the transfer of funds within the bank from a lower yielding savings accounts to higher yielding certificates of deposit.

         Ability to Make Dividend Payments. The Company is a legal entity separate and distinct from the Bank. Because the Company's principal business activity is limited to owning the Bank, the Company's payments of dividends on the Common Stock will generally be funded from dividends received by Company from the Bank. Federal and state regulations limit the aggregate amount of cash dividends that the Bank may pay to the Company, its sole shareholder. The Bank's ability to make dividend payments to the Company is subject to the Bank's continuing profitable operations and there can be no assurance that future earnings of the Bank will support sufficient dividend payments to the Company.

F:\DOCS\S-8\S8OLD.WPD
                                       P-4

         Dependence on Key Personnel. The success of the Bank depends to a significant extent upon the performance of its Chairman of the Board, President and Executive Vice President, the loss of any of whom could have a materially adverse effect on the Bank. The Bank believes that its future success will depend in large part upon its ability to retain such personnel. There can be no assurance that the Bank will be successful in retaining such personnel.

         Control by Management. The executive officers and directors of the Company own approximately 17% of the outstanding shares of Common Stock, excluding currently exercisable options and warrants, and approximately 19% of the outstanding shares of Common Stock if all outstanding options, whether or not exercisable, were exercised. Therefore, management is likely, by virtue of this concentration of stock ownership, to influence significantly the election of Company directors and to influence significantly the outcome of actions requiring shareholder approval.

         Retention of Customers. The Bank expects to retain the individual customer-base of the Bank (before the Merger) and Family. However, it is possible that a greater number of customers than anticipated will move their banking relationships to other financial institutions as a result of the Merger.

         Certain Potential Anti-Takeover Provisions. Certain provisions of the Company's Articles of Incorporation and Bylaws could delay or frustrate the removal of incumbent directors and could make a merger, tender offer or proxy contest involving the Company more difficult, even if such events were perceived by shareholders as beneficial to their interests. In addition, certain provisions of state and federal law may also have the effect of discouraging or prohibiting a future takeover attempt in which shareholders of the Company might otherwise receive a substantial premium for their shares over then-current market prices.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

F:\DOCS\S-8\S8OLD.WPD
                                       P-5

                              SELLING STOCKHOLDERS

         The Selling Stockholders are officers and directors of the Company and/or its subsidiaries or predecessors and may be deemed to be "affiliates" of the Company within the meaning of the Securities Act. The following table and text shows as to each Selling Stockholder: the name of the Selling Stockholder, the nature of any position, office or other material relationship with the Company or its affiliates within the past three (3) years; the number of shares of the outstanding Common Stock of the Company owned as of August 4, 1997; the number of such shares which may be sold for the account of the Selling Stockholder; and the number of such shares and percentage of the outstanding shares of such class that will be owned by the Selling Stockholder assuming the sale of all shares offered hereby.

==================================================================================================================================
                                                                         Number of                        Number of       % of
                                                                        Shares Owned     Shares Which    Shares Owned  Shares Owned
          Name                      Position/Relationship                After Sale       May be Sold  Before Sale (1)   After Sale
------------------------ ----------------------------------------------------------------------------------------------------------
Paula Berliner                             Director                        260,793          82,797         177,996       1.0
Joseph Cesarotti                           Director                        160,381          82,797          77,584       0.5
Myrtle Corbin                      Personal Banking Officer                 15,015          15,015               0       0.0
Ashok Dalal                            Former Director                      18,076           5,250          12,826       0.1
Dapathana Dell                             Employee                         15,964          13,715           2,249       (a)
Joseph Dorsey                     Divisional Vice President                 29,926          26,000           3,926       (a)
Lynn Fromberg                   Former Director of Family Bank             196,547          41,847         154,700       0.9
H. Gore                                    Director                        142,424          55,586          86,838       0.5
Richard Haskins             Executive Vice President and Director           81,550          22,800          58,750       0.3
Fred Hertzer                      Divisional Vice President                 75,647          75,647               0       0.0
Eugene W. Hughes, Jr.                      Director                        203,619          82,797         120,822       0.7
Bruce Keir                 Executive Vice President, Broward County        111,397          67,197          44,200       0.3
Jonathan Levine                            Employee                         43,615          42,900             715       (a)
Lennart E. Lindahl                Vice Chairman of the Board               131,193          55,586          75,607       0.4
Sandra McNally                       Unit Vice President                    51,363          18,850          32,513       0.2
Charles Muller                           Loan Officer                       15,015          15,015               0       0.0
Carol R. Owen               Chairman of the Board, Broward County          446,485          82,797         363,688       2.1
Judith Persan                      Personal Banking Officer                 16,887           6,955           9,932       (a)
Richard C. Rathke                          Director                        140,599          55,586          85,013       0.5
Victor Siegel                              Director                        267,706          17,378         250,328       1.5
Rudy Schupp              Chairman of the Board and C.E.O                   121,041          32,946          88,095       0.5
William F. Spitznagel                      Director                        310,964          55,586         255,378       1.5
Jon Taylor                        Investor Relations Manager                16,056          16,000              56       (a)
Bruce E. Wiita                             Director                        145,325          55,586          89,739       0.5
William Wolfson                            Director                          9,274           5,250           4,024       (a)
------------------------ ---------------------------------------------------------------------------------------------------
Total                                                                    3,026,862       1,031,883       1,994,979      11.6
================================================================================================================================

1/ Shares issuable to the Selling Stockholders upon exercise of currently outstanding options or warrants under the Plans or other employee benefit plans of the Company, whether or not presently exercisable, are included.

(a) Less than 0.1%

F:\DOCS\S-8\S8OLD.WPD
                                       P-6

                              PLAN OF DISTRIBUTION

         The Shares may be sold by Selling Stockholders or by their respective pledgees, donees, transferees or other successors in interest. In addition to any such number of Shares sold hereunder, a Selling Stockholder may, at the same time, sell any shares of Common Stock, including the Shares, owned by him in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.


         Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such Selling Stockholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

         The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


                                 INDEMNIFICATION

         Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

         Article VII of the Company's bylaws (the "Bylaws") provides that the Company's officers, directors, employees and agents acting in their official capacities are entitled, under certain conditions, to indemnification against liabilities and expenses.

         The Bylaws are not exclusive of any other rights to which any person seeking indemnification from the Company may be entitled.

         Pursuant to Florida law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any

F:\DOCS\S-8\S8OLD.WPD
                                       P-7
liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him against such liability under the applicable provisions of the Bylaws or applicable law. The Company currently has in place an insurance contract covering the liability of directors and officers as permitted under Florida law.

         The Company has not entered into separate indemnification agreements with any of its officers or directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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                                       P-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K, filed with the Commission on March 19, 1997, for the fiscal year ended December 31, 1996;

     (b) Current Report on Form 8-K, filed with the Commission on January 13, 1997;

     (c) Current Report on Form 8-K, filed with the Commission on July 10, 1997.

     (d) Quarterly Report on Form 10-Q filed with the Commission on April 14, 1997, for the quarter ended March 31, 1997;

     (e) Amended Quarterly Report on Form 10-Q/A filed with the Commission on May 23, 1997, for the quarter ended March 31, 1997; and

     (f) The description of the Common Stock of the Registrant set forth in the "Description of Securities" included in the Registration Statement on Form S-1 (No. 33-62847) filed with the Commission and declared effective on November 6, 1995.

         All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The consolidated financial statements of Republic Security Financial Corporation appearing in Republic Security Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements of Republic Security Financial Corporation are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The Registrant has retained Morgan, Lewis and Bockius LLP to render a legal opinion regarding the validity of the securities offered hereby and to provide legal advice in matters related to the offering of such securities.


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                                      II-1

Item 6.  Indemnification of Directors and Officers.

         Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

         The Registrant's bylaws (the "Bylaws") provide as follows:

                                   ARTICLE VII
                     Indemnification of Directors, Officers,
                              Employees and Agents

                  Section 7.01. Directors, Officers, Employees and Agents. The corporation shall indemnify any person who was or is a party or is threatened to be made a party (which shall include the giving of testimony or similar involvement) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  The corporation shall indemnify any person who was or is a party, or is threatened to be made a party (which shall include the giving of testimony or similar involvement), to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (to the extent permitted by law), including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Section 7.02. Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


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                                      II-2

                  Section  7.03.  Determination  of  Standard  of  Conduct.  Any
         indemnification hereunder, unless pursuant to a determination by a court, shall be made by the corporation as authorized upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (2) by majority vote of a committee duly designated by the board of directors consisting of two or more directors not at the time parties to the proceeding, (3) by the shareholders who were not parties to such action, suit or proceedings, or (4) by independent legal counsel selected in accordance with the provisions of the Florida Business Corporation Act in a written opinion.

                  Section 7.04. Advance Expenses. Expenses including attorney's fees incurred in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above or upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized herein.

                  Section 7.05. Benefit.  The  indemnification  provided by this
         Article VII shall be in addition to the indemnification rights provided pursuant to the Florida Business Corporation Act and shall not be deemed exclusive of any other rights to which person seeking indemnification may be entitled under any by law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7.06. Insurance. The corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions contained herein.

                  Section 7.07. No Rights of Subrogation. Indemnification herein shall be a personal right and, the corporation shall have no liability under this Article VII to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification here under.

                  Section 7.08. Indemnification for Past Directors. Indemnification as provided in this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7.09. Affiliates. For the purposes of this Article VII, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

                  Section 7.10. Reliance and Non-Exclusivity. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article VII.


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                                      II-3

                  Section 7.11. Other Indemnifications. The corporation shall have the power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  Section 7.12. Amendments. The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of a director or officer to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

         The Bylaws are not exclusive of any other rights to which any person seeking indemnification from the Registrant may be entitled.

         Pursuant to Florida law, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him against such liability under the applicable provisions of the Bylaws or applicable law. The Registrant currently has in place an insurance contract covering the liability of directors and officers as permitted under Florida law.


Item 7.  Exemption from Registration Claimed.

         The Shares have been or will be issued pursuant to option exercises under the Plans. Rights under the Plans were issued to a limited number of individuals, all of whom are or were key management-level employees or directors of the Company and/or its subsidiaries or predecessors, and such options are nontransferable except under the laws of descent and distribution. The Shares are "restricted securities" as that term is defined in Rule 144(a)(3) under the Securities Act. The issuance of the Shares pursuant to the exercise of the Rights as provided in the Plans was or will be exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) thereof.



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                                      II-4

Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:


Exhibit
Number      Exhibit
------      -------
  5         Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1        Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)
23.2        Consent of Ernst & Young LLP
24          Power of Attorney (included in signature page)


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a
post-effective   amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                                      II-5

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      II-6

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on August 7, 1997.

                                       REPUBLIC SECURITY FINANCIAL CORPORATION


                                       By: /s/ Rudy E. Schupp
                                       Rudy E. Schupp
                                       Chairman of the Board and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints Rudy E. Schupp as his attorney-in-fact to sign and file on his behalf, in each capacity stated below, any and all amendments to this registration statement.

Signature                                    Title                                       Date
============================================================================================================

/s/Rudy E. Schupp
----------------------------------           Chairman of the Board, Chief           August 7, 1997
Rudy E. Schupp                               Executive Officer and Director
                                             (Principal Executive Officer)

 /s/ Lennart E. Lindahl                      Director                               August 7, 1997
----------------------------------
Lennart E. Lindahl, Jr.


----------------------------------           Director                               August 7, 1997
Carol R. Owen


/s/ Richard J. Haskins
----------------------------------           Executive Vice President and           August 7, 1997
Richard J. Haskins                           Director (Principal Financial
                                             and Accounting Officer)


Paula Berliner
----------------------------------           Director                               August 7, 1997



----------------------------------           Director                               August 7, 1997
Joseph D. Cesarotti


----------------------------------           Director                               August 7, 1997
Mary Anna Fowler


/s/ H. Gearl Gore                            Director                               August 7, 1997
-----------------------------------
H. Gearl Gore


----------------------------------            Director                               August 7, 1997
Eugene W. Hughes, Jr.


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                                             II-7




Signature                                    Title                                       Date
============================================================================================================

/s/ Richard C. Rathke                        Director                               August 7, 1997
----------------------------------
Richard C. Rathke


/s/ Victor H. Siegel                         Director                               August 7, 1997
----------------------------------
Victor H. Siegel

 /s/ William F. Spitznagel                   Director                               August 7, 1997
----------------------------------
William F. Spitznagel

 /s/ Bruce E. Wiita                          Director                               August 7, 1997
----------------------------------
Bruce E. Wiita

 /s/ William Wolfson                         Director                               August 7, 1997
----------------------------------
William Wolfson

============================================================================================================

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                                      II-8

         The Plan. Pursuant to the requirements of the Securities Act of 1993, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on August 7, 1997.

                                 1997 PERFORMANCE INCENTIVE PLAN


                                 By /s/ Lennart E. Lindahl, Jr.
                                 ------------------------------------------
                                 Name:  Lennart E. Lindahl, Jr.
                                 Title: Chairman, Compensation Committee

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                                      II-9

                                INDEX TO EXHIBITS




Exhibit    Exhibit
Number
  5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)
23.2       Consent of Ernst & Young LLP
24         Power of Attorney (included in signature page)



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                                      II-10

                                                                     Exhibit 5













August 7, 1997



Republic Security Financial Corporation
4400 Congress Avenue
West Palm Beach, Florida 33407

RE:  Republic Security Financial Corporation-Registration Statement on Form S-8

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 1,031,883 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Republic Security Financial Corporation (the "Company"), which may be issued pursuant to the Republic Security Financial Corporation Director and Officer Purchase Rights Plans (the "Plans"). We have examined the Company's Articles of Incorporation, as amended, Bylaws, as amended, minutes and such other documents, and have made such inquiries of the Company's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the Florida Business Corporation Act.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP

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                                      II-1

                                                                   Exhibit 23.2






Consent of Independent Certified Public Accounts

We consent to the reference of our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Republic Security Financial Corporation Director and Officer Options and
Warrants Plan of Republic Security Financial Corporation and to the incorporation by reference therein of our report dated January 23, 1997 with respect to the consolidated financial statements and schedules of Republic Security Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

West Palm Beach, Florida
August 7, 1997

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